EXHIBIT 99.1
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                    UNICO, INC.
         2000 Employee Stock Option Plan
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1. Purposes.
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The purpose of the Unico, Inc. 2000 Employee Stock Option
Plan (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.
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2.   Definitions.
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     (a) Certain Definitions.  Capitalized terms used
herein without definition shall have the respective
meanings set forth below:
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     "Act" means the Securities Exchange Act of 1934, as
amended.
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     "Board" means the Board of Directors of the Company.
     "Cause" means (i) the willful failure by the
Participant (other than due to physical or mental
illness) to perform substantially all his duties as an employee of the Company or any Subsidiary after reasonable notice to the Participant of such failure,
(ii) the Participant's engaging in serious misconduct
that is injurious to the Company or any Subsidiary,
(iii) the Participant's having been convicted of, or
entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the
Participant of any written covenant or agreement with
the Company or any Subsidiary not to disclose any information pertaining to the Company or any
Subsidiary or not to compete or interfere with the
Company or any Subsidiary.
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     "Change in Control" means the occurrence of any of
the following events:
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          (1)  the members of the Board at the beginning
of any consecutive twelve calendar month period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the members of the
Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the
members of the Board then still in office who were
members of the Board at the beginning of such twelve calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an
Incumbent Director; or
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          (2)  any "person," including a "group" (as such
terms are used in Sections 13(d) and 14(d)(2) of the
Act, the Company, any Subsidiary or any employee
benefit plan of the Company or any Subsidiary is or
becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding
securities; or
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          (3)  the stockholders of the Company shall
approve a definitive agreement (A) for the merger or
other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately
prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the
Company immediately prior to such transaction or (B)
for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; provided, in each case, that such transaction shall have been consummated; or
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          (4)  the purchase of Stock pursuant to any tender
or exchange offer made by any "person," including a
"group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), the Company, any Subsidiary, or
an employee benefit plan of the Company or any
Subsidiary, for 20% or more of the Stock of the
Company.
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Notwithstanding the foregoing, a "Change in Control"
shall not be deemed to occur in the event the Company
files for bankruptcy, liquidation or reorganization
under the United States Bankruptcy Code.
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     "Change in Control Price" means the highest price
per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part
of the offered price is payable other than in cash)
or, in the case of a Change in Control occurring
solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.
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     "Code" means the Internal Revenue Code of 1986, as
amended.
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     "Committee" means the Compensation Committee of the
Board or such other committee as the Board may from
time to time designate to administer the Plan (or in the absence of any such designation, the Board), provided that any such committee shall consist of at least two members, both of whom shall be a "Non-Employee
Director" within the meaning of Rule 16b-3, as
promulgated under the Act.
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"Company" means Unico, Inc., a Delaware corporation, and
any successor thereto.
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     "Disability" means, unless otherwise determined by
the Committee with respect to a particular Option, disability of the Participant within the meaning of any long-term disability plan maintained by the Company.
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     "Employee" means any employee of the Company or any
Subsidiary.
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     "Fair Market Value" means, on any date the closing
price of the Stock on a national securities exchange
(or on such other recognized quotation system on which
the trading prices of the Stock are quoted at the
relevant time) on such date, provided  that in the
event that there are no Stock transactions reported on
such exchange (or such other system) on such date,
Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.
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     "Option" means the right to purchase Stock at a
stated price for a specified period of time.  For
purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of
Section 422 of the Code or (ii) a "Nonstatutory Stock Option" (NSO). Unless the Committee shall otherwise specify at the time of grant, any Option granted
hereunder shall be a Nonstatutory Stock Option.
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     "Participant" means any Employee designated by the
Committee to receive an Option under the Plan.
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     "Retirement" means termination of a Participant's
employment on or after the normal retirement date or,
with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company, or any Subsidiary in which the Participant participates.
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     "Stock" means the common stock of the Company, par
value $0.01 per share.
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     "Subsidiary" means any corporation in which the
Company owns, directly or indirectly, stock
representing 50% or more of the voting power of all
classes of stock entitled to vote and any other
business organization, regardless of form, in which
the Company possesses directly or indirectly 50% or
more of the total combined equity interests in such
organization.
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     (b) Gender and Number.  Except when otherwise
indicated by the context, words in the masculine
gender used in the Plan shall include the feminine
gender, the singular shall include the plural, and the plural shall include the singular.
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3.   Powers of The Committee
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The Committee shall be responsible for the administration
of the Plan, including, without limitation,
determining which Employees receive Options, what kind
of Options are granted under the Plan and for what
number of shares, and the other terms and conditions
of each such Option.  The Committee may establish
different terms and conditions for different types of Options, for different Participants receiving the same type of Option and for the same Participant for each Option such Participant may receive, whether or not granted at different times. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations
as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company, all Participants and any person claiming under or through any Participant.
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4. Stock Subject to Plan
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(a)  Number.  Subject to the provisions of Section 4(b)
and (c), the number of shares of Stock subject to
Options under the Plan may not exceed 2,000,000 shares
of Stock, plus any shares which, after the effective
date of the Plan, become available for Options under
this Plan in accordance with Section 4(b) below. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of any Option granted under the Plan, only
the net number of shares actually issued shall be counted against the foregoing limit. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.
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(b)  Canceled, Terminated, or Forfeited Options.  Any
shares of Stock subject to any Option granted
hereunder which for any reason is canceled, terminated
or otherwise settled without the issuance of any Stock
shall be available for further Options under the Plan.
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(c)  Adjustment in Capitalization.  In the event of any
Stock dividend or Stock split, recapitalization
(including, without limitation, the payment of an extraordinary cash dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change or other similar event that affects
the Stock such that an adjustment is required to
preserve, or to prevent enlargement of, the benefits
or potential benefits made available under this Plan,
then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be
optioned and sold under the Plan (including, without termination, adjusting the limits on the number and types of Options that may be made under the Plan), (ii) the
number and kinds of shares subject to outstanding
Options and (iii) the exercise price with respect to
any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option. However, the
number of shares subject to any Option shall always be
a whole number.
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5.Stock Options
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(a)  Grant of Options.  Options may be granted to
Participants at such time or times as shall be
determined by the Committee.  Options granted under
the Plan may be of two types:  (i) Incentive Stock
Options and (ii) Nonstatutory Stock Options, provided
that no Incentive Stock Option shall be granted to any Employee who is not eligible to receive such an Option under Section 422 of the Code and the regulations thereunder. The Committee shall have complete discretion in determining the number of Options, if
any, to be granted to a Participant. Without limiting the foregoing, the Committee may grant Options containing provisions for the issuance to the Participant, upon exercise of such Option and payment of the exercise price therefor with previously owned shares of Stock, of an additional Option for the number of shares so delivered. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such
other terms and conditions not inconsistent with the Plan as the Committee shall determine.
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(b)  Option Price.  Unless otherwise determined by the
Committee at the time of grant, Options granted
pursuant to the Plan shall have an exercise price
which is not less than the Fair Market Value of a
share of Stock on the date the Option is granted.
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(c)  Exercise of Options.  Options awarded under the Plan
shall be exercisable at such times and shall be
subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose, either at or after the time of grant of such Options; provided that no Option shall be exercisable for more than 10 years after the date on
which it is granted.
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(d)  Payment.  The Committee shall establish procedures
governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price
therefor.   Without limiting the generality of the
foregoing, the Committee may provide, on such terms and conditions as the Committee determines appropriate, that payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest), (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market
Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.
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(e)  Termination of Employment Due to Death, Disability
or Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death, Disability or Retirement, any Options granted to such Participant which are exercisable at the date of his or her death, Disability or Retirement may be exercised at any time prior to the earlier of the expiration of the term of the Options or within one (1) year (or such other period as the Committee shall determine at the time of grant) following the Participant's termination of employment. Unless otherwise determined by the Committee at the time of grant, Options which have not become exercisable in accordance with the terms thereof shall be cancelled upon the Participant's termination of employment.
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(f)  Termination of Employment for Any Other Reason.
Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than those described in Section 5(e), any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment shall be exercisable at any time prior to the earlier of the expiration of the term of the Options or the sixtieth day following the Participant's termination of employment; provided that, if a Participant's employment is terminated for Cause, all Options granted to such Participant which are then outstanding shall be immediately forfeited (whether or not then exercisable).
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(g)  Incentive Stock Options.  Notwithstanding anything
in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section
422 of the Code.
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(h)  Buyout.  The Committee may at any time offer to buy
out an Option previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.
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6.Change in Control
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(a)  Accelerated Vesting and Payment.  Subject to the
provisions of Section 6(b) below, in the event of a Change in Control, each Option shall be, at the discretion of the Committee, either canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option, or fully exercisable regardless of the exercise schedule otherwise applicable to such Option.
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(b)  Alternative Options.  Notwithstanding Section 6(a),
no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Option must:
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  (i)provide such Participant (or each Participant
in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
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  (ii)  have substantially equivalent economic value
to such Option (determined at the time of the Change in Control);
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  (iii) have terms and conditions which provide that
in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be.
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  For this purpose, a constructive termination shall
mean a termination by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in any such case without the Participant's written consent.
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7.Amendment, Modification, And Termination of Plan
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The Board at any time may terminate or suspend the Plan,
and from time to time may amend or modify the Plan, except that no amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant to whom such Option was granted. Notwithstanding the foregoing, the Board may not increase the total number of shares of Stock subject to the Plan without shareholder approval
(except pursuant to Section 4(c)).
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8.Miscellaneous Provisions
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(a)  Nontransferability of Options. Unless the Committee
shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted
Transferees"), no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.
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(b)  Beneficiary Designation.  Each Participant under the
Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Par ticipant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate.
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(c)  No Guarantee of Employment or Participation.
Nothing in the Plan shall interfere with or limit in any way the right of the Company, or any Subsidiary to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company, or any Subsidiary. No Employee shall have a right to be selected as a
Participant, or, having been so selected, to receive any future Options.
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(d)  Tax Withholding. The Company shall have the right to
deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Options under this Plan. No shares shall be issued pursuant to any Option unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Option. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Stock (including
Stock issuable in respect of an Option) to satisfy, in whole or in part, the amount required to be withheld.
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(e)  Compliance with Legal and Exchange Requirements.
The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable
Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Options, the issuance or delivery of Stock under any Option or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Option or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise of any Option under this provision shall not extend the term of such Options, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Option (or Stock issuable thereunder) that shall lapse because of such postponement.
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(f)  Indemnification.  Each person who is or shall have
been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
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(g)  Effective Date.  Subject to the approval of the
shareholders of the Company, the Plan shall be effective on March 31, 2000. No Options may be granted under the Plan after March 31, 2001.
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(h)  No Limitation on Compensation.  Nothing in the Plan
shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
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(i)  Deferrals.  The Committee may postpone the
exercising of Options, the issuance or delivery of Stock under any Option or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Option other than an Incentive Stock Option.
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(j)  Governing Law. The Plan shall be construed in
accordance with and governed by the laws of the State of Connecticut, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.
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(k)  No Impact On Benefits.  Except as may otherwise be
specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Option shall be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.
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(l)  No Constraint on Corporate Action.  Nothing in this
Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Section 7, to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.